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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-199922) pertaining to the Post-Effective Amendment to the Registration Statement on Form S-4 related to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the "Legacy Dawson Plan"),

  (2)
  Registration Statement (Form S-8 No. 333-142221) pertaining to the TGC Industries, Inc. 2006 Stock Awards Plan (the "Legacy TGC Plan"),

  (3)
  Registration Statement (Form S-8 No. 333-201923) pertaining to the Legacy TGC Plan, and

  (4)
  Registration Statement (Form S-8 No. 333-204643) pertaining to the Legacy Dawson Plan of our reports dated March 15, 2016, with respect to the consolidated financial statements of Dawson Geophysical Company and the effectiveness of internal control over financial reporting of Dawson Geophysical Company incorporated by reference in this Annual Report (Form 10-K) of Dawson Geophysical Company for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Dallas, Texas
March 15, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM